Exhibit 10.1
AMENDMENT TO TRANSITION SERVICES AGREEMENT
BETWEEN
HARRIS STRATEX NETWORKS, INC.
AND
HARRIS CORPORATION
This Amendment to Transition Services Agreement (this “Amendment”) is made as of Dec. 12, 2008 (the “Amendment Effective Date”) between Harris Stratex Networks, Inc., a company incorporated under the laws of the State of Delaware, having a place of business at 637 Davis Drive, Morrisville, NC 27560 (hereinafter referred to as the “Company”) and Harris Corporation, a company incorporated under the laws of the State of Delaware, having a place of business at 1025 W. NASA Blvd., Melbourne, FL 32919 (hereinafter referred to as “Harris” and collectively with the Company referred to herein as the “Parties”).
RECITALS
A.	The Parties entered into a Transition Services Agreement, dated January 26, 2007, (the “Transition Services Agreement”), which Transition Services Agreement was amended by that certain Number 1 Amendment to Transition Services Agreement executed October 29, 2007 (such Number 1 Amendment to Transition Services Agreement is referred to herein as “Amendment No. 1”). All capitalized terms used herein but not defined herein shall have the respective meanings specified in the Transition Services Agreement.

B.	In accordance with Section 6.03 of the Transition Services Agreement, the Parties now desire to further amend the Transition Services Agreement as hereinafter provided. The Parties also now desire to terminate in all respects Amendment No. 1, such termination to be effective from and after the Amendment Effective Date.

C.	NOW, THEREFORE, in consideration of the mutual promises and covenants included herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.	Amendment to Section 1.07(b) Section 1.07(b) of the Transition Services Agreement is hereby replaced and amended to read in its entirety as follows:
“(b) In the event any cost is incurred by Harris or any of its Affiliates in connection with obtaining or soliciting the consent of any third party in accordance with Section 1.07(a), such cost shall be paid by the Company and the Company shall reimburse Harris or any of its Affiliates, as the case may be, upon receipt of an invoice from Harris or its Affiliates, as applicable, with respect to such costs. If this Agreement is terminated solely by reason of Harris ceasing to be the majority owner of the Company’s voting interest, Harris and the Company agree to engage commercially reasonable efforts to transfer the software licenses exclusively used by the Company, such transfer being wholly dependent on the software licensor’s consent to such transfer.”
2.	Amendment to Section 2.01. Section 2.01 of the Transition Services Agreement is hereby replaced and amended to read in its entirety as follows:
“Section 2.01 Cost of the Services. In consideration of the provision of the Services, the Company shall pay to Harris, without set-off, a service fee for each such Service in the amount equal to the sum of (a) all internal costs allocated to the maximum extent reasonably practicable to the provision of such Service on a fully allocated basis, consistent with the allocation methodology used to determine charges for internal allocations to the other operating segments of Harris, as such allocation methodology or amounts may be changed from time to time at the discretion of Harris; provided, however, that if a Service is provided on a basis other than an allocation, the costs to be paid by the Company shall be the costs to Harris or as set forth on Schedule I (for example, hourly billing rates), (b) a ten percent (10%) administrative and management fee applied to the costs outlined in subsection (a) of this Section or any cost or fee as provided in Schedule I attached hereto, (the “Administrative Service Cost”), and (c) any additional out-of-pocket costs or expenses incurred by Harris in connection with the provision of such Service, including without limitation, payments or costs for an ongoing license, grant or provision of rights or services (all such fees described in (a), (b) and (c) with respect to each Service, the “Service Fee”, and collectively for all Services, the “Service Fees”, in each case with respect to the relevant payment period, if any, set forth on Schedule I. The Company shall not be obligated to pay for any individual Service that was properly terminated pursuant to Section 4.02 or Section 4.03 unless the Company knowingly accepts the benefits of such Services following any such termination. The Company will pay Harris the Service Fee relating to any terminated Service until the effective date of termination.”
The Parties acknowledge and agree that the cost of Services rendered from and after June 28, 2008 shall be based upon Section 2.01 as amended by this Amendment.
3.	Amendment to Section 2.02 of the Transition Services Agreement, Manner and Timing of Payment shall be made as follows:
     The first sentence of Section 2.02 shall be deleted in its entirety and replaced with the following:
All payments shall be made, without set-off, within forty-five (45) days after receipt of an invoice therefor.

4.	Amendment to Section 4.01. Section 4.01 of the Transition Services Agreement is hereby replaced and amended to read in its entirety as follows:
“Section 4.01 Term. The term of this Agreement shall commence on the Effective Date and shall continue unless otherwise terminated in accordance with the terms of the Agreement (such period is referred to as the “Term”). Any termination or expiration of this Agreement with respect to any particular Service shall not terminate this Agreement with respect to any other Service provided under this Agreement.”
5.	Amendment to Section 4.03. Section 4.03 of the Transition Services Agreement is hereby replaced and amended to read in its entirety as follows:
          “Section 4.03 Termination by the Company or Harris.
a.	This Agreement may be terminated at any time by either Party with respect to any particular Service or all Services, without cause, effective upon ninety (90) days prior written notice to the other Party. Notwithstanding the foregoing, Harris may not terminate Service ID Number IT 006, Financial Applications any sooner than October 31, 2009 unless otherwise agreed to in writing by the Parties.

b.	In addition to payments of any amounts due upon termination of a Service or this Agreement as set forth in Articles 2 and 4, upon termination of any Service or this Agreement, the Company shall also pay to Harris within forty-five (45) calendar days of the expiration or termination of this Agreement or any Service, as the case may be, any remaining unamortized portion of any prepaid software license fees and related assets allocated by Harris to the Company prior to such termination or expiration.

c.	As of the Amendment Effective Date, the Company and Harris agree and acknowledge that Supply Chain Management and Operations, (“SCOS”), services are hereby terminated except for those SCOS services expressly provided in Section I(2) of Schedule I attached hereto. In lieu of any remaining obligations relating to termination of SCOS services, including without limitation, payment of the remaining unamortized, allocated portion of EXPO services and software fees, the Company agrees to pay Harris Five Hundred and Seventy Two Thousand Dollars ($572,000) for the EXPO implementation project and Sixty Five Thousand Nine Hundred Dollars ($65,900) for software fees upon receipt of a Harris issued invoice but due no later than December 30, 2008. The Parties further agree to terminate the SCOS RTS services effective September 30, 2009.

6.	Amendment of Schedule I. Schedule I to the Transition Services Agreement is amended and replaced in its entirety by Schedule I attached to this Amendment.

7.	Termination of Amendment No. 1. The Parties acknowledge and agree that Amendment No. 1 is hereby in all respects terminated and of no further and effect from and after the Amendment Effective Date.

8.	Effectiveness. This Amendment shall be effective when executed by Harris and the Company.

9.	Counterparts. This Amendment may be executed in two or more counterparts (including by means of non-alterable electronic copies of signature pages), all of which shall be considered one and the same agreement.

10.	No Other Amendments. Except as expressly set forth in this Amendment, no other amendment or modification is made to any other provisions of the Transition Services Agreement, and the Transition Services Agreement shall remain in full force and effect, as amended hereby, and Harris and the Company hereby ratify and reaffirm all of their respective rights and obligations thereunder.
IN WITNESS WHEREOF, Harris Stratex Networks, Inc. and Harris Corporation have caused this Amendment to be executed by their duly authorized representatives as of the 12 DEC., 2008.

Harris Corporation	Harris Stratex Networks, Inc.

By: /s/ GARY L. McARTHUR	By: /s/ SARAH A. DUDASH
Name: GARY L. McARTHUR	Name: SARAH A. DUDASH
Title: SUP, CFO	Title: SR. VP, CFO
(Schedule I is Omitted)

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